Exhibit 23.2
                          Consent of KPMG Peat Marwick

         The Board of Directors
         Federal Trust Corporation:


         We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.






         /s/KPMG Peat Marwick LLP


         Orlando, Florida
         September 22, 1997